Exhibit 16.1

April 29, 2024

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: Optical Cable Corporation

Commission File Number 0-27022

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Optical Cable Corporation in Item 4.01 of its Form 8-K dated April 25, 2024, and captioned “Change in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely, /s/ Brown, Edwards & Company, L.L.P. CERTIFIED PULBIC ACCOUNTANTS

April 29, 2024

Roanoke, Virginia